UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

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Carnival Corporation
Carnival plc

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Your Vote Counts! ATTN: DOREEN FURNARI 3655 N.W. 87TH AVENUE MIAMI, FL 33178-2428 CARNIVAL CORPORATION 2023 Annual Meeting Vote by April 20, 2023 11:59 PM ET You invested in CARNIVAL CORPORATION and it’s time to vote! You have the right to vote on proposals being presented at the Annual Meeting. This is an important notice regarding the availability of proxy material for the shareholder meeting to be held on April 21, 2023. Get informed before you vote View the Notice and Proxy Statement and Annual Report online OR you can receive a free paper or email copy of the material(s) by requesting prior to April 7, 2023. If you would like to request a copy of the material(s) for this and/or future shareholder meetings, you may (1) visit www.ProxyVote.com, (2) call 1-800-579-1639 or (3) send an email to sendmaterial@proxyvote.com. If sending an email, please include your control number (indicated below) in the subject line. Unless requested, you will not otherwise receive a paper or email copy. Vote in Person at the Meeting* April 21, 2023 8:30 a.m. (local time) Carnival Place 3655 N.W. 87th Avenue Miami, Florida 33178 United States *Please check the meeting materials for any special requirements for meeting attendance. At the meeting, you will need to request a ballot to vote these shares. Smartphone users Point your camera here and vote without entering a control number V1.1 For complete information and to vote, visit www.ProxyVote.com Control # D95650-P83583

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THIS IS NOT A VOTABLE BALLOT

This is an overview of the proposals being presented at the upcoming shareholder meeting. Please follow the instructions on the reverse side to vote these important matters.

Voting Items	Board Recommends
1. To re-elect Micky Arison as a Director of Carnival Corporation and as a Director of Carnival plc.	For
2. To re-elect Sir Jonathon Band as a Director of Carnival Corporation and as a Director of Carnival plc.	For
3. To re-elect Jason Glen Cahilly as a Director of Carnival Corporation and as a Director of Carnival plc.	For
4. To re-elect Helen Deeble as a Director of Carnival Corporation and as a Director of Carnival plc.	For
5. To re-elect Jeffrey J. Gearhart as a Director of Carnival Corporation and as a Director of Carnival plc.	For
6. To re-elect Katie Lahey as a Director of Carnival Corporation and as a Director of Carnival plc.	For
7. To elect Sara Mathew as a Director of Carnival Corporation and as a Director of Carnival plc.	For
8. To re-elect Stuart Subotnick as a Director of Carnival Corporation and as a Director of Carnival plc.	For
9. To re-elect Laura Weil as a Director of Carnival Corporation and as a Director of Carnival plc.	For
10. To elect Josh Weinstein as a Director of Carnival Corporation and as a Director of Carnival plc.	For
11. To re-elect Randall Weisenburger as a Director of Carnival Corporation and as a Director of Carnival plc.	For
12. To hold a (non-binding) advisory vote to approve executive compensation.	For
13. To hold a (non-binding) advisory vote on how frequently shareholders should vote to approve compensation of the Named Executive Officers.	1 Year
14. To hold a (non-binding) advisory vote to approve the Carnival plc Directors' Remuneration Report (other than the part containing the Carnival plc Directors' Remuneration Policy set out in Section B of Part II of the Carnival plc Directors' Remuneration Report) (in accordance with legal requirements applicable to UK companies).	For
15. To approve the Carnival plc Directors' Remuneration Policy set out in Section B of Part II of the Carnival plc Directors' Remuneration Report (in accordance with legal requirements applicable to UK companies).	For
16. To re-appoint the UK firm of PricewaterhouseCoopers LLP as independent auditors of Carnival plc and to ratify the selection of the U.S. firm of PricewaterhouseCoopers LLP as the independent registered public accounting firm of Carnival Corporation.	For
17. To authorize the Audit Committee of Carnival plc to determine the remuneration of the independent auditors of Carnival plc (in accordance with legal requirements applicable to UK companies).	For
18. To receive the accounts and reports of the Directors and auditors of Carnival plc for the year ended November 30, 2022 (in accordance with legal requirements applicable to UK companies).	For
19. To approve the giving of authority for the allotment of new shares by Carnival plc (in accordance with customary practice for UK companies).	For
20. To approve the disapplication of pre-emption rights in relation to the allotment of new shares and sale of treasury shares by Carnival plc (in accordance with customary practice for UK companies).	For
21. To approve a general authority for Carnival plc to buy back Carnival plc ordinary shares in the open market (in accordance with legal requirements applicable to UK companies desiring to implement share buyback programs).	For
22. To approve the Amendment of the Carnival Corporation 2020 Stock Plan.	For
23. To transact such other business as may properly come before the meeting.	

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